Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES FIRST QUARTER 2017

TOTAL REVENUE OF $65.0 MILLION

CAMARILLO, CA May 8, 2017 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three months ended March 31, 2017.

First Quarter 2017 Results

For the quarter ended March 31, 2017 compared to the quarter ended March 31, 2016:

Consolidated

•	Total revenue increased 0.6% to $65.0 million from $64.6 million;

•	Total operating expenses increased 2.9% to $60.2 million from $58.5 million;

•	Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment losses, depreciation expense and amortization expense (1) increased 0.9% to $54.6 million from $54.1 million;

•	Operating income decreased to $4.8 million from $6.1 million;

•	Net income increased to $1.1 million, or $0.04 net income per diluted share from $0.4 million, or $0.01 net income per diluted share;

•	EBITDA (1) increased 9.5% to $9.3 million from $8.5 million;

•	Adjusted EBITDA (1) decreased 0.9% to $10.3 million from $10.4 million;

•	Net cash provided by operating activities decreased 18.4% to $9.0 million from $11.1 million; and

•	Adjusted Free Cash Flow (1) decreased 1.1% to $4.5 million from $4.6 million.

Broadcast

•	Net broadcast revenue decreased 1.9% to $47.8 million from $48.7 million;

•	Station Operating Income (“SOI”) (1) decreased 5.0% to $12.0 million from $12.6 million;

•	Same Station (1) net broadcast revenue decreased 1.6% to $47.6 million from $48.3 million; and

•	Same Station SOI (1) decreased 3.8% to $12.1 million from $12.6 million.

Digital Media

•	Digital media revenue decreased 2.9% to $10.7 million from $11.0 million; and

•	Digital Media Operating Income (1) was unchanged at $2.0 million.

Publishing

•	Publishing revenue increased 34.6% to $6.5 million from $4.8 million; and

•	Publishing Operating Income (Loss) (1) increased to income of $0.1 million from a $0.1 million loss.

Included in the results for the quarter ended March 31, 2017 are:

•	A $1.4 million non-cash compensation charge ($0.8 million, net of tax, or $0.03 per share) related to the expensing of stock options and restricted stock consisting of:

•	$0.9 million non-cash compensation charge included in corporate expenses;

•	$0.3 million non-cash compensation charge included in broadcast operating expenses;

•	$0.1 million non-cash compensation charge included in digital media operating expenses; and

•	the remaining $0.1 million non-cash compensation charge included in publishing operating expenses.

Included in the results for the quarter ended March 31, 2016 are:

•	A $0.5 million ($0.3 million, net of tax, or $0.01 per share) reserve for a litigation matter;

•	A $0.1 million net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions; and

•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options consisting of:

•	$0.1 million non-cash compensation charge included in corporate expenses; and

•	the remaining $0.1 million of non-cash compensation charge included in broadcast, digital media and publishing operating expenses.

Per share numbers are calculated based on 26,290,926 diluted weighted average shares for the quarter ended March 31, 2017, and 25,802,958 diluted weighted average shares for the quarter ended March 31, 2016.

Balance Sheet

As of March 31, 2017, the company had $258.0 million outstanding on the Term Loan B and $1.2 million outstanding under the revolver. The company was in compliance with the covenants of its credit facility. The company’s bank leverage ratio was 4.98 versus a compliance covenant ratio of 5.75.

Acquisitions and Divestitures

The following transactions were completed since January 1, 2017:

•	On March 15, 2017, the company acquired the website prayers-for-special-help.com and related assets for $0.2 million in cash.

•	On March 14, 2017, the company closed on the acquisition of an FM translator construction permit in Quartz Site, Arizona for $20,000 in cash. The FM translator will be relocated to the San Diego, California market for use by its KPRZ-AM radio station.

•	On March 1, 2017, the company closed on the acquisition of an FM translator construction permit in Roseburg, Oregon for $45,000 in cash. The FM translator will be relocated to the Portland, Oregon market for use by its KPDQ-AM radio station.

•	On January 16, 2017, the company closed on the acquisition of an FM translator in Astoria, Oregon for $33,000 in cash. The FM translator will be relocated to the Seattle, Washington market for use by its KGNW-AM radio station.

•	On January 6, 2017, the company closed on the acquisition of an FM translator construction permit in Mohave Valley, Arizona for $20,000 in cash. The FM translator will be relocated to the San Diego, California market for use by its KCBQ-AM radio.

•	On January 3, 2017, Word Broadcasting began operating the company’s Louisville radio stations (WFIA-AM; WFIA-FM; WGTK-AM) under a twenty-four month Time Brokerage Agreement.

•	Due to operating results during the three months ending March 31, 2017 that did not meet management’s expectations, the company decided to cease publishing Preaching Magazine™ , YouthWorker Journal™ , FaithTalk Magazine™ and Homecoming® The Magazine upon delivery of the May 2017 print publications. The company recorded an impairment charge of $19,000 associated with mastheads.

Conference Call Information

Salem will host a teleconference to discuss its results on May 8, 2017 at 8:30 a.m. Eastern Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group First Quarter 2017 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through May 18, 2017 and can be heard by dialing (877) 660-6853, passcode 13660226 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Second Quarter 2017 Outlook

For the second quarter of 2017, the company is projecting total revenue to decline 1% to 3% from second quarter 2016 total revenue of $67.8 million. This decline is due to the lack of political revenue, the elimination of four loss-making magazines during the quarter and the fact that the company released Hillary’s America by Dinesh D’Souza late in the second quarter last year, which hit #1 on the New York Times Bestseller list. The company does not have a comparable book release scheduled for the second quarter of 2017. Excluding the impact of these items, the company would be projecting revenue growth of 0.5% to 2.5%. The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to be between a decrease of 1% and an increase of 2% compared to the second quarter of 2016 non-GAAP operating expenses of $54.9 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable

GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the sale or disposal of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book, magazine and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape.

The company is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming. Salem owns and/or operates 118 radio stations, with 73 stations in the top 25 media markets. Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music. SRN is home to many industry-leading hosts including: Hugh Hewitt, Mike Gallagher, Dennis Prager, Michael Medved, Larry Elder, Joe Walsh and Eric Metaxas.

Salem’s digital media is a leading source of Christian and conservative themed news, analysis, and commentary. Salem’s Christian sites include: Christianity.com®, BibleStudyTools.com, GodTube.com, GodVine.com, Crosswalk.com, ibelieve.com, churchstaffing.com, WorshipHouseMedia.com and OnePlace.com. Salem’s conservative sites include Townhall.com®, RedState.com, HotAir.com, Twitchy.com and BearingArms.com.

Salem’s Regnery Publishing unit, with a history dating back to 1948, is the nation’s leading independent publisher of conservative books. Having published many of the seminal works of the early conservative movement, Regnery today continues as a major publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Ed Klein and Mark Steyn. Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian authors and Mill City Press, a general market self-publisher.

Salem’s Eagle Financial Publications provides general market analysis and non-individualized investment strategies from financial commentators Mark Skousen, Nicholas Vardy, Doug Fabian, Bryan Perry, Bob Carlson and Mike Turner, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit’s other financial websites include StockInvestor.com and DividendYieldHunter.com.

Eagle Wellness, through its website newportnaturalhealth.com, provides insightful health advice and is a trusted source of high quality nutritional supplements from leading health expert, Leigh Erin Connealy MD. Dr. Connealy is the medical director of one of the largest medical practices in the country where she practices integrative medicine.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

Evan@SalemMedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Credit Agreement Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income / Loss as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The company defines Credit Agreement Adjusted EBITDA as Adjusted EBITDA plus adjustments permitted under the terms of the company’s senior credit facility. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA, Adjusted EBITDA and Credit Agreement Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2016	2017
	(Unaudited)
Net broadcast revenue	$48,745	$47,804
Net digital media revenue	11,010	10,686
Net publishing revenue	4,820	6,490

Total revenue	64,575	64,980

Operating expenses:
Broadcast operating expenses	36,150	35,836
Digital media operating expenses	9,024	8,702
Publishing operating expenses	4,948	6,351
Unallocated corporate expenses	4,213	5,125
Change in the estimated fair value of contingent earn-out consideration	(128)	1
Impairment of indefinite-lived long-term assets other than goodwill	—	19
Depreciation and amortization	4,135	4,122
Loss on the sale or disposal of assets	150	5

Total operating expenses	58,492	60,161

Operating income	6,083	4,819
Other income (expense):
Interest income	1	1
Interest expense	(3,796)	(3,430)
Change in the fair value of interest rate swap	(1,758)	357
Loss on early retirement of long-term debt	(9)	(41)

Net income before income taxes	521	1,706
Provision for income taxes	168	646

Net income	$353	$1,060

Basic earnings per share Class A and Class B common stock	$0.01	$0.04
Diluted earnings per share Class A and Class B common stock	$0.01	$0.04

Distributions per share Class A and Class B common stock	$—	$0.07

Basic weighted average Class A and Class B common stock shares outstanding	25,485,234	25,901,801

Diluted weighted average Class A and Class B common stock shares outstanding	25,802,958	26,290,926

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2016	March 31, 2017
		(Unaudited)
Assets
Cash	$130	$83
Trade accounts receivable, net	37,260	33,951
Deferred income taxes – current	9,411	—
Other current assets	8,708	8,908
Property and equipment, net	102,790	102,558
Intangible assets, net	428,870	427,952
Deferred financing costs	82	65
Deferred income taxes – non-current	—	1,877
Other assets	3,017	3,121

Total assets	$590,268	$578,515

Liabilities and Stockholders’ Equity
Current liabilities	$39,140	$39,352
Long-term debt and capital lease obligations	261,084	255,519
Fair value of interest rate swap	514	157
Deferred income taxes	60,769	53,859
Other liabilities	14,915	14,974
Stockholders’ Equity	213,846	214,654

Total liabilities and stockholders’ equity	$590,268	$578,515

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2017
OPERATING ACTIVITIES
Net income	$353	$1,060
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash stock-based compensation	199	1,381
Tax benefit related to stock options exercised	(10)	—
Depreciation and amortization	4,135	4,122
Amortization of deferred financing costs	160	149
Accretion of financing items	52	48
Accretion of acquisition-related deferred payments and contingent earn-out consideration	29	12
Provision for bad debts	135	388
Deferred income taxes	121	624
Change in the fair value of interest rate swap	1,758	(357)
Change in the estimated fair value of contingent earn-out consideration	(128)	1
Impairment of indefinite-lived long-term assets other than goodwill	—	19
Loss on early retirement of long-term debt	9	41
Loss on the sale or disposal of assets	150	5
Changes in operating assets and liabilities:
Accounts receivable	7,484	2,804
Inventories	22	(171)
Prepaid expenses and other current assets	145	143
Accounts payable and accrued expenses	(1,796)	(1,171)
Deferred rent	(128)	26
Deferred revenue	(1,801)	(119)
Other liabilities	—	(2)
Income taxes payable	189	34

Net cash provided by operating activities	11,078	9,037

INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(2,427)	(2,586)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(200)	(48)
Escrow deposits related to acquisitions	(122)	(42)
Purchases of broadcast assets and radio stations	—	(98)
Purchases of digital media businesses and assets	(2,700)	(245)
Purchases of publishing businesses assets	(3)	—
Other	(226)	(111)

Net cash used in investing activities	(5,678)	(3,130)

FINANCING ACTIVITIES
Payments under Term Loan B	(1,559)	(5,000)
Proceeds from borrowings under Revolver	12,902	6,266
Payments on Revolver	(13,207)	(5,514)
Payments of acquisition-related contingent earn-out consideration	(83)	(9)
Payments of deferred installments due from acquisition activity	(2,521)	(200)
Proceeds from the exercise of stock options	31	58
Payments of capital lease obligations	(27)	(33)
Payment of cash distributions on common stock	—	(1,691)
Book overdraft	(950)	169

Net cash used in financing activities	(5,414)	(5,954)

Net increase in cash and cash equivalents	(14)	(47)
Cash and cash equivalents at beginning of year	98	130

Cash and cash equivalents at end of period	$84	$83

See accompanying notes

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2016	2017
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Sale or Disposal of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration and Depreciation and Amortization Expense (Recurring Operating Expenses)

Operating Expenses	$58,492	$60,161
Less depreciation and amortization expense	(4,135)	(4,122)
Less change in estimated fair value of contingent earn-out consideration	128	(1)
Less impairment of indefinite-lived long-term assets other than goodwill	—	(19)
Less loss on the sale or disposal of assets	(150)	(5)
Less stock-based compensation expense	(199)	(1,381)

Total Recurring Operating Expenses	$54,136	$54,633

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$48,745	$47,804
Net broadcast revenue – acquisitions	—	(160)
Net broadcast revenue – dispositions	(402)	(42)
Net broadcast revenue – format change	(32)	(43)

Net broadcast revenue – Same Station	$48,311	$47,559

Broadcast operating expenses	$36,150	$35,836
Broadcast operating expenses – acquisitions	—	(275)
Broadcast operating expenses – dispositions	(400)	(78)
Broadcast operating expenses – format change	(45)	(53)

Broadcast operating expenses – Same Station	$35,705	$35,430

Reconciliation of SOI to Same Station SOI
Station Operating Income	$12,595	$11,968
Station operating loss – acquisitions	—	115
Station operating income (loss) – dispositions	(2)	36
Station operating income – format change	13	10

Station Operating Income – Same Station	$12,606	$12,129

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2016	2017
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$48,745	$47,804
Less broadcast operating expenses	(36,150)	(35,836)

Station Operating Income	$12,595	$11,968

Net digital media revenue	$11,010	$10,686
Less digital media operating expenses	(9,024)	(8,702)

Digital Media Operating Income	$1,986	$1,984

Net publishing revenue	$4,820	$6,490
Less publishing operating expenses	(4,948)	(6,351)

Publishing Operating Income (Loss)	$(128)	$139

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income, the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2016	2017
	(Unaudited)
Net income	$353	$1,060
Plus interest expense, net of capitalized interest	3,796	3,430
Plus provision for income taxes	168	646
Plus depreciation and amortization	4,135	4,122
Less interest income	(1)	(1)

EBITDA	$8,451	$9,257

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

The company defines Credit Agreement Adjusted EBITDA (1) as Adjusted EBITDA (1) plus adjustments permitted under the terms of the company’s senior credit facility. The table below presents a reconciliation of Credit Agreement Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure. Credit Agreement Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2016	2017
	(Unaudited)
Net income	$353	$1,060
Plus interest expense, net of capitalized interest	3,796	3,430
Plus provision for income taxes	168	646
Plus depreciation and amortization	4,135	4,122
Less interest income	(1)	(1)

EBITDA	$8,451	$9,257

Plus gain (loss) on the sale or disposal of assets	150	5
Plus change in the estimated fair value of contingent earn-out consideration	(128)	1
Impairment of indefinite-lived long-term assets other than goodwill	—	19
Plus changes the fair value of interest rate swap	1,758	(357)
Plus loss on early retirement of long-term debt	9	41
Plus non-cash stock-based compensation	199	1,381

Adjusted EBITDA	$10,439	$10,347

Adjusted EBITDA, last twelve months	$50,096	$51,035
Adjustments per Credit Agreement	1,626	1,135

Credit Agreement Adjusted EBITDA, last twelve months	$51,722	$52,170

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2016	2017
	(Unaudited)
Net cash provided by operating activities	$11,078	$9,037
Non-cash stock-based compensation	(199)	(1,381)
Tax benefit related to stock options exercised	10	—
Depreciation and amortization	(4,135)	(4,122)
Amortization of deferred financing costs	(160)	(149)
Accretion of financing items	(52)	(48)
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(29)	(12)
Provision for bad debts	(135)	(388)
Deferred income taxes	(121)	(624)
Change in the fair value of interest rate swap	(1,758)	357
Change in the estimated fair value of contingent earn-out consideration	128	(1)
Impairment of indefinite-lived long-term assets other than goodwill	—	(19)
Loss on the sale or disposal of assets	(150)	(5)
Loss on early retirement of debt	(9)	(41)
Changes in operating assets and liabilities:
Accounts receivable	(7,484)	(2,804)
Inventories	(22)	171
Prepaid expenses and other current assets	(145)	(143)
Accounts payable and accrued expenses	1,796	1,171
Deferred revenue	1,801	119
Deferred rent	128	(26)
Other liabilities	—	2
Income taxes payable	(189)	(34)

Net income	$353	$1,060

Plus interest expense, net of capitalized interest	3,796	3,430
Plus provision for income taxes	168	646
Plus depreciation and amortization	4,135	4,122
Less interest income	(1)	(1)

EBITDA	$8,451	$9,257

Plus gain (loss) on the sale or disposal of assets	150	5
Plus change in the estimated fair value of contingent earn-out consideration	(128)	1
Impairment of indefinite-lived long-term assets other than goodwill	—	19
Plus changes the fair value of interest rate swap	1,758	(357)

	Three Months Ended
	March 31,
	2016	2017
Plus loss on the early retirement of long-term debt	9	41
Plus non-cash stock-based compensation	199	1,381

Adjusted EBITDA	$10,439	$10,347

Less net cash paid for capital expenditures (1)	(2,427)	(2,586)
Less cash paid for taxes	131	30
Less cash paid for interest, net of capitalized interest	(3,547)	(3,244)

Adjusted Free Cash Flow	$4,596	$4,547

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at	Applicable Interest Rate
	March 31, 2017
Term Loan B (1)	$108,000,000	4.50%
Term Loan B (2)	$150,000,000	5.15%
Revolver	$1,228,569	5.75%

(1)	Subject to rolling LIBOR but no less than 1.00% plus a spread of 3.50%.
(2)	Under its swap agreement, the company pays a fixed rate of 1.645% plus a spread of 3.50%. The swap is subject to a LIBOR floor of 0.0625% versus the Term Loan B debt floor of 1.00%. The swap matures on March 28, 2019.